Exhibit 3(i)


                                  STATE OF UTAH

                            ARTICLES OF INCORPORATION

                                       OF

                           A-Z SOUTH STATE CORPORATION

The undersign incorporator, desiring to form a corporation under the laws and constitution of the State of Utah, does hereby sign and deliver, in duplicate, to the Division of Corporations and Commercial Code of the State of Utah, the Articles of Incorporation for A-Z South State Corporation.

                                   ARTICLE ONE
                                      NAME

 The name of the Company shall be A-Z SOUTH STATE CORPORATION

                                   ARTICLE TWO
                                     PURPOSE

The Corporation is organized to engage in any lawful act or activity for which a corporation may be organized consistent with the laws of the State of Utah and of the United States of America.

                                  ARTICLE THREE
                               BOARD OF DIRECTORS

The affairs of the Corporation shall be governed by a Board of Directors. The initial Board of Directors shall be:

            Director                           Mailing Address

            Richard D. Surber                  268 West 400 South, Suite 300
                                               Salt Lake City, Utah 84101



                                  ARTICLE FOUR
                                AUTHORIZED SHARES

The Corporation shall have the authority to issue Fifty Million (50,000,000) shares of common stock, $0.001 par value ("Common Stock"). Shares of any class may be issued, without shareholder action, from time to time in one or more series as may from time to time be determined by the Board of Directors. The Board of Directors is hereby expressly granted authority, without the necessity of shareholder action, and within the limits set forth in the Utah Revised Business Corporation Act, to:

     1. Designate in whole or in part, the preferences, limitations, and relative rights of any class of shares before the issuance of any shares of that class;


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     2    Create one or more series within a class of shares,  fix the number of shares of each such series, and designate, in whole or part, the preferences, limitations, and relative rights of the series, all before the issuance of any shares of that series;

     3. Alter or revoke the preferences, limitations, and relative rights granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares;

     4. Increase or decrease the number of shares constituting any series, the number of shares of which was originally fixed by the Board of Directors, either before or after the issuance of shares of the series; provided that, the number may not be decreased below the number of shares of the series then outstanding, or increased above the total number of authorized shares of the applicable class of shares available for designation as a part of the series; and

     5. Increase or decrease the number of authorized shares, so long as the increase or decrease is consistent with the provisions of the Utah Revised Business Corporation Act or successor statute of like tenor.

The allocation between the classes, or among the series of each class, of unlimited voting rights and the right to receive the net assets of the Corporation upon dissolution, shall be designated by the Board of Directors. All rights accruing to the outstanding shares of the Corporation not expressly provided or to the contrary herein or in the Corporation's bylaws or in any amendment hereto or thereto shall be vested in the Common Stock. Accordingly, unless and until otherwise designated by the Board of Directors and subject to any superior rights as so designated, the Common Stock shall have unlimited voting rights and shall be entitled to receive the net assets of the Corporation upon dissolution.

The capital stock of the Corporation shall be issued as fully paid, and the private property of the shareholders shall not be subject to pay debts, obligations, or liabilities of the Corporation, and no paid up stock, and no stock issued as fully paid up shall ever be assessable or assessed.

The holders of shares of capital stock of the Corporation shall not be permitted to preemptive or preferential rights to subscribe to any unissued stock or any other securities which the Corporation may now or hereafter be authorized to issue.

The Corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors.

The shareholders shall not possess cumulative voting rights.

                                  ARTICLE FIVE
                                 CONTROL SHARES

No shareholders shall have the right to demand payment for his or her shares in the event of a control share acquisition as provided for in Section 61-6-12 of the Utah Revised Business Corporation Act or successor statute of like tenor, which section shall not be applicable to the Corporation.






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



                                   ARTICLE SIX
                               PERPETUAL EXISTENCE

The period of existence of the Corporation shall be perpetual.

                                  ARTICLE SEVEN
                                     BYLAWS

The initial bylaws of the Corporation shall be adopted by its Board of Directors. The power to alter, amend, or repeal the bylaws, or to adopt new bylaws, shall be vested in the Board of Directors, except as otherwise may be specifically provided by law or in the bylaws.

                                  ARTICLE EIGHT
                              SHAREHOLDERS MEETINGS

Meetings of shareholders shall be held at such place within or without the State of Utah as may be provided by the Corporation's bylaws. Special meetings of the shareholders may be called by the president or any other executive officer of the Corporation, the Board of Directors, or any member thereof, or by the record holder or holders of at least ten percent (10%) of al shares entitled to vote at the meeting. Any action otherwise required to be taken at a meeting of the shareholders, except election of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by shareholders having at least a majority of the voting power.

                                  ARTICLE NINE
                             LIMITATION ON LIABILITY

To the fullest extent permitted by Utah statutes or any other applicable law as now in effect or as it may hereafter by amended, a director of the Corporation shall have no personal liability to the Corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a director.

                                   ARTICLE TEN
                                 INDEMNIFICATION

To the fullest extent permitted by the Utah statutes or any other applicable law as now in effect or as it may hereafter by amended, the Corporation shall indemnify directors and executive officers as defined in the bylaws. The Corporation may indemnify employees, fiduciaries, and agents to the extent provided for in the bylaws or authorized by the Board of Directors.

                                 ARTICLE ELEVEN
                                REGISTERED AGENT

The address of the Corporation's registered office is 268 West 400 South, Suite 311, Salt Lake City, Utah 84101. The name of the registered agent of the Corporation at the Corporation's registered office is Michael Golightly.

                  I hereby accept my  appointment  as  registered  agent for the
Corporation:


          November 30, 1999                /s/  Michael Golightly
                                           ------------------------------
                                             Michael Golightly

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                                 ARTICLE TWELVE
                                  INCORPORATOR

The name and address of the incorporator of the Corporation is as follows:

         NAME                      ADDRESS

         Richard Surber            268 West 400 South, Suite 300
                                   Salt Lake City, Utah 84101

IN WITNESS WHEREOF, the undersigned incorporator affirms and acknowledges, under penalties of perjury, that the foregoing instrument is my act and deed and that the facts stated herein are true.

DATED this 30th day of November, 1999.


/s/  Richard Surber
Richard Surber


State of Utah             }
                          }ss.
County of Salt Lake       }

On the 30th day of November, 1999, before me, a Notary Public personally appeared Richard Surber, who is personally known to me to me and who by me duly sworn, did say that he is the incorporator of A-Z South State Corporation and that the foregoing document was signed by him. That on this same day personally appeared Michael Golightly, who is personally known to me and who by me duly sworn, did say that he signed the foregoing document to accept his appointment as registered agent for A-Z South State Corporation.


 /s/
-------------------------------------------------------------------
Notary Public

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